Exhibit 99.1

omniQ to deploy AI Based Q ShieldTM for Security, Access Control and Parking Management at a mixed-use property in Southern California

●	Following recently announced Florida Q Shield projects, the Company announces our first community project in California
●	omniQ partners with local California security services company, USGI-Upland Group
●	First customer – Large Property Management Company - manages hundreds of properties in CA and more than 2,500 around the Globe, executed a 3 year Software As a Service, recurring revenue, Agreement with omniQ
●	USGI-Upland Group is a leading provider of security services solutions to commercial real estate, residential communities, manufacturing, financial institutions and healthcare facilities throughout Southern California
●	The formed partnership will offer Security Systems and Services, Access Control and Parking Management Solutions throughout Southern California

SALT LAKE CITY, UNITED STATES MAY 5, 2021 — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to Safe City, Traffic Management, Public Safety and Supply Chain Automation markets and USGI-Upland Group a security solutions service provider, today announced they had secured an initial order to provide gateless Security, Access Control and Parking Management Solutions into the California market.

Through this partnership, omniQ and USGI-Upland Group will provide corporate Institutions throughout Southern California, with best-in-class access management & control, parking access management and security systems paired with best-in-class security management services and operations.

USGI-Upland Group specializes in providing a wide range of solution driven security services to residential and commercial real estate property managers, manufacturing, industrial and healthcare facilities and financial institutions.

“As suppliers of safe city solutions to institutions and local governments, we are excited to partner with USGI-Upland Group in order to approach a huge market of residential, corporate institutions with our unique patented solutions. Our system, Q Shield™, is uniquely designed to serve these gated and ungated residential and commercial institutions and properties with a unique machine vision platform, in support of USGI-Upland Group’s services and operations throughout Southern California. The California market is a strategic objective to omniQ and this partnership is an important step in achieving Q Shield’s™ success in it,” said Shai Lustgarten, CEO of OMNIQ.

“Partnering with omniQ is a natural evolution to the services offered by USGI-Upland Group, significantly expanding and enhancing these in support of our core customers throughout our market footprint. We are delighted to be able to provide them with world class solutions for security and access control management from omniQ,” said Rawhi Owda, owner and CEO of USGI-Upland Group “With omniQ, we have a synergetic partner and a wide range of solutions we can offer our customers”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com